[ X ] Please mark your
      vote as in this
      Example

                          LEE ENTERPRISES, INCORPORATED

                   PROXY FOR ANNUAL MEETING--JANUARY 26, 1999

            COMBINED PROXY FOR COMMON STOCK AND CLASS B COMMON STOCK




         Lloyd G. Schermer and Richard D. Gottlieb, or either of them, each with power of substitution, are authorized to vote all shares of Common Stock and Class B Common Stock which the undersigned is entitled to vote at the annual meeting of stockholders of Lee Enterprises, Incorporated to be held January 26, 1999 and at any adjournment thereof, on the following matters:

1.   Election of Directors:

                           Nominee                                     Term

                           Rance E. Crain                              3 years
                           Richard D. Gottlieb                         3 years
                           Phyllis Sewell                              3 years
                           Lloyd G. Schermer                           1 year

2. To amend, restate and extend the Company's 1990 Long Term Incentive Plan as described in Proposal 2 in the Proxy Statement.

3. In their discretion, upon such other matters as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The above-named proxies cannot vote your shares unless you sign and return this card.

                              FOLD AND DETACH HERE

Please mark your
Votes as in this
Example.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED FOR ITEMS 1 AND 2 , AND IN THE DISCRETION OF THE BOARD OF DIRECTORS IN CONNECTION WITH ITEM 3.

                  The Board of Directors Recommends a vote FOR:

1.  ELECTION OF DIRECTORS                          3.  In their discretion, upon such other
                                                       matters as may properly come before
                                                       the meeting.
    FOR all nominees         [   ]   WITHHOLD
    meeting.                         AUTHORITY                   For       Against      Abstain
    listed on the reverse            to vote for all
    (except as marked                nominees listed             [  ]        [   ]        [   ]
    to the contrary                  on the reverse.
    below).

For, except vote withheld from the following nominee(s):

------------------------------------------------


2. To amend, restate and extend the Company's 1990 Long Term Incentive Plan as described in Proposal 2 in the Proxy Statement; and

             For           Against          Abstain

             [  ]           [  ]             [  ]




                 (PLEASE sign exactly as your name appears hereon.
                 Executors, administrators, trustees, custodians, etc. should give full title. If shares are registered in joint names, each owner should sign.)


                    __________________________199_____
                    SIGNATURE(S)            DATE


                    __________________________199_____
                    SIGNATURE(S)           DATE


                              FOLD AND DETACH HERE